EXHIBIT (10)(b)

                     SCHEDULE OF CERTAIN EXECUTIVE OFFICERS


The following executive officers have entered into Bonus Termination Agreements with the Company dated as of May 1, 2001.


Executive Officer

1.       Linda R. Altemus
2.       George R. Bennyhoff
3.       Steven A. Ellers
4.       John R. Gailey III
5.       Stephen M. Heumann
6.       Lawrence P. Higgins
7.       Herbert L. Hugill
8.       William G. Little
9.       Donald E. Morel, Jr.
10.      Anna Mae Papso